AMENDMENT NUMBER ONE TO
AGREEMENT DATED DECEMBER 30, 1993
SAM HOUSTON RACE PARK, LTD.


                 THIS AMENDMENT AGREEMENT made this 30 day of June 1997 by and between INTERNATIONAL SOUND CORPORATION, a Maryland corporation, having its principal place of business located at 7130 Milford Industrial Road, Baltimore, Maryland 21208 and SAM HOUSTON RACE PARK, LTD., a body corporate of the State of Texas, having its principal place of business located at Sam Houston Race Park, Houston, Texas, hereinafter sometimes referred to as "Sam Houston".

         1. Having executed an Agreement dated December 30, 1993 the parties hereby agree to extend the term of said Agreement to include all racing meets during the period beginning July 1, 1997 and ending on December 31, 2001. The underlying Agreement and this Amendment Agreement will terminate December 31, 2001.

         2.      Paragraph 1 is amended as follows:

10. One (1) Advanced Digital Graphics system (ADG) broadcast quality character generator system to be used for displaying tote, driver, owner/ trainer, changes, scratches and other messages over the CCTV system.
It is the responsibility of Sam Houston to pay any installation and/or interface fees that may be charged by the tote vendor.

15. One (1) RF head-end to consist of Forty-eight (48) channels to include all satellite channels and off air channels.

32. Thirty-six (36) 35 inch color television monitors to be located as directed by the track.

33. One (1) 80 inch projection television to be located as directed by the track.

34. Three (3) 55 inch color projection monitors to be located as directed by the track.

35. One (1) 32 X 32 Video/Audio routing switcher to control all incoming and outgoing signals to the RF head-end.

36. One (1) remote starting gate camera system equipped with the appropriate microwave or equivalent transmitter.

         3.      Paragraph 6 is amended as follows:

         6        (a)     Sam  Houston  will pay to International, in
consideration for the services to be rendered and supplied  by
International, for all Thoroughbred racing days, the sum of Two Thousand Five
Hundred Seventy dollars ($2,570.00)per  racing  day.    If, on any day, there
are less than five (5) races, such racing day shall entitle International to be paidOne Thousand Two-Hundred Eighty-Five dollars ($1,285.00) for such day. Such compensation shall be paid within 30 daysfollowing Sam Houston's receipt of the invoice In addition, Sam Houston will pay all applicable sales and/or use taxes or levies made as a consequence of this Agreement for the use of the equipment mentioned herein. International will pay all applicable state and local ad valorem and property taxes or levies on the equipment mentioned herein.
(b) If, on any day, there is a second Thoroughbred racingprogram, and at least five (5) races are run during the second live racing program of that day, International shall be paid Two Thousand Five Hundred Seventy dollars ($2,570.00) for that second live race program. If, during that second live race program, there are less than five (5) races, such second live racing program shall entitle International to be paid One Thousand Two Hundred
Eighty-Five dollars ($1,285.00).   Such compensation shall be paid within 30
days following Sam Houston's receipt of the invoice In addition, Sam Houston will pay all applicable sales and/or use taxes or levies made as a consequence of this Agreement for the use of the equipment mentioned herein. International will pay all applicable state and local ad valorem and property taxes or levies on the equipment mentioned herein. A second racing program is defined as a series of more than 5 races beginning at least one hour after the conclusion of the first racing program. This does not apply to gaps in races due to weather-related delays.

(c) Sam Houston will pay to International, in consideration for the services to be rendered and supplied by International, for all Quarter Horse racing days the sum of Two Thousand Three Hundred Twenty dollars ($2,320.00) per racing day. If on any day, there are less than five (5) races, such day shall entitle International to be paid One Thousand One-hundred Sixty dollars ($1,160.00) for such day.

(d) If, on any day, there is a second Quarter Horse racing program, and at least five (5) races are run during the second live racing program of that day, International shall be paid Two Thousand Three Hundred Twenty dollars ($2,320.00) for that second live race program. If, during that second live race program, there are less than five (5) races, such second live racing program shall entitle International to be paid One Thousand One Hundred
Sixty dollars ($1,160.00).
Such compensation shall be paid within 30 days following Sam Houston's receipt of the invoice In addition, Sam Houston will pay all applicable sales  and/or  use  taxes  or levies made as a consequence of this Agreement
for the use of the equipment mentioned  herein.    International  will  pay
all  applicable  state and local ad valorem and property taxes or levies on
the equipment  mentioned  herein.   A second racing program is defined as a
series of more than 5 races beginning at least one hour after the conclusion of the first racing program. This does not apply to gaps in races due to weather-related delays.

(e) In the event that there are more than 200 days of Live Racing in any calendar year, International shall be compensated as follows for each remaining live racing day in that year. Sam Houston will pay International the sum of Two Thousand Three Hundred Seventy dollars ($2,370.00) for Thoroughbred Racing and Two Thousand One Hundred Twenty dollars ($2,120.00)
for  Quarter  Horse  Racing.    If,  on any day, there is a second racing
program (two racing programs on the same calendar  day)    International
shall be paid the sum of Two Thousand Three Hundred Seventy dollars ($2,370.00) for the second Thoroughbred racing and Two Thousand One
Hundred twenty dollars ($2,120.00) for the second Quarter Horse racing program.

                 4.  Paragraph 7 is amended as follows:

7. In the event that Sam Houston opens exclusively to receive a racing program that is simulcast from another race track(s) International Sound shall be paid Two Hundred Seventy Five dollars ($275.00) for such simulcasting racing day. International Sound will provide one (1) operator for each day. For the purpose of this paragraph 7 a simulcast day is defined to include up to fourteen and one half (14-1/2) hours of simulcasting beginning thirty minutes prior to the opening to the scheduled opening to the public of the simulcast day. In the event that simulcasting continues after the fourteen and one half (14-1/2) hours provided in the daily simulcast rate, Sam Houston shall pay International for each hour, or part thereof at the rate of Sixteen dollars ($16.00) per hour, billed in one (1) hour increments.

                 5.  Paragraph 8 is amended as follows:

8. Subject to the termination provision stated this Agreement shall remain in full force and effect for all racing meets conducted at the aforementioned racetrack for the years 1997, 1998, 1999, 2000 and 2001. In the event any racing meet(s) or portion of any racing meet must be canceled because of an emergency such as fire, or other catastrophe, or governmental regulation due to war, the term of this Agreement shall be extended beyond the last of the above-mentioned years to include an amount of racing days in the next succeeding year equivalent to the number theretofore canceled.

6. Except as expressly stated herein, the Agreement is not otherwise modified or amended and remains in full force and effect.

                 IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.


                                  INTERNATIONAL SOUND CORPORATION

                                  By: /S/ David Snyder
                                  ---------------------------


                                  SAM HOUSTON RACE PARK, LTD.


                                  By: /S/ Robert L. Bork
                                  ---------------------------